(EXHIBIT i)

BELL,BOYD & LLOYD                             THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121 FAX 312 372-2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.

                               October 28, 1999

    As counsel for Artison Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316 on each of the dates listed below:

       Series                    Date of Opinion           Date of Filing
       ------                    ---------------           --------------
Artisan Small Cap Fund           March 8, 1995            November 27, 1995
Artisan International Fund       October 13, 1995         November 27, 1995
Artisan Mid Cap Fund             April 10, 1997           April 11, 1997
Artisan Small Cap Value Fund     June 6, 1997             June 6, 1997

    In giving this soncent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                         /s/Bell, Boyd & Lloyd